Exhibit 99.1

(1)      Includes 494 shares of Common Stock owned directly by ESC II, 46,259 shares of Common Stock owned directly by First ESC, 85,828 shares of Common Stock owned directly by DLJ International, 68,894 shares of Common Stock owned directly by DLJMB Funding, 175,288 shares of Common Stock owned directly by DLJMB Partners and 4,582 shares of Common Stock owned directly by DLJ Offshore.

(2)      ESC II, First ESC, DLJ International, DLJMB Funding, DLJMB Partners, DLJ Offshore, Sprout CEO, DLJCC, Sprout Growth, Sprout VII, Sprout IX, Sprout Entrepreneurs and SIPI (collectively, the “CS Entities”), and the other parties thereto, entered into a voting trust agreement (the "Voting Trust Agreement") with Wells Fargo Bank, N.A., as trustee (the "Trustee"), dated as of September 21, 2006, pursuant to which the CS Entities deposited 14,577,860 shares of Common Stock into a voting trust (the "Trust Shares"). This includes 10,832 shares of Common Stock deposited by ESC II, 1,014,235 shares of Common Stock deposited by First ESC, 1,881,758 shares of Common Stock deposited by DLJ International, 1,510,519 shares of Common Stock deposited by DLJMB Funding, 3,843,151 shares of Common Stock deposited by DLJMB Partners, 100,488 shares of Common Stock deposited by DLJ Offshore, 26,551 shares of Common Stock deposited by Sprout CEO, 384,484 shares of Common Stock deposited by DLJCC, 1,871,474 shares of Common Stock deposited by Sprout Growth, 2,289,099 shares of Common Stock deposited by Sprout VII, 1,566,741 shares of Common Stock deposited by Sprout IX, 6,175 shares of Common Stock deposited by Sprout Entrepreneurs and 72,353 shares of Common Stock deposited by SIPI. Pursuant to the Voting Trust Agreement, the Trustee has the exclusive right to vote the Trust Shares. The CS Entities, subject to certain limitations, will have the power to dispose of, or direct the disposition of, the Trust Shares beginning 100 days after September 21, 2006 (when the lock-up provision of the Voting Trust Agreement terminates).

(3)      In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 3 is being filed by Credit Suisse (the “Bank”), a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the “Investment Banking division”) (the “Reporting Person”). The Reporting Person provides financial advisory and capital raising services, sales and trading for users and suppliers of capital around the world and invests in and manages private equity and venture capital funds. The address of the Bank’s principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Person’s principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010.

The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. (“CS Hldgs USA Inc”), a Delaware corporation. The Bank’s voting stock is entirely owned by Credit Suisse Group (“CSG”), a corporation formed under the laws of Switzerland. CSG also owns the remainder of the voting stock of CS Hldgs USA Inc.

CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. (“CS USA Inc”), a Delaware corporation and holding company. The address of the principal business and office of each of CS Hldgs USA Inc and CS USA Inc is Eleven Madison Avenue, New York, New York 10010.

Sprout Capital IX, L.P. ("Sprout IX"), Sprout Capital VII, L.P. ("Sprout VII"), Sprout CEO Fund, L.P. (“Sprout CEO”), Sprout Entrepreneurs Fund, L.P. ("Sprout Entrepreneurs"), Sprout Growth II, L.P. (“Sprout Growth”) and Sprout IX Plan Investors, L.P. (“SIPI”) are Delaware limited partnerships which make investments for long-term appreciation. DLJ Capital Corporation ("DLJCC"), a Delaware corporation and a wholly-owned subsidiary of CS USA Inc, acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout CEO and Sprout Entrepreneurs. DLJCC is also the managing general partner of Sprout IX, Sprout VII and Sprout Growth and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX, Sprout VII, Sprout CEO, Sprout Entrepreneurs and Sprout Growth. DLJ Associates IX, L.P. ("Associates IX"), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. ("DLJCA IX"), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates IX. DLJ Associates VII, L.P. ("Associates VII"), a Delaware limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII. DLJ Capital Associates VII, Inc. ("DLJCA VII"), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates VII. DLJ Growth Associates II, L.P. ("Associates II"), a Delaware limited partnership, is a general partner of Sprout Growth and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout Growth. DLJ Growth Associates II, Inc. ("DLJGA II"), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates II. DLJ LBO Plans Management Corporation II (“DLJLBO II”), a Delaware corporation, is the general partner of SIPI and, as such, is responsible for its day-to-day management. DLJLBO II makes all of the investment decisions on behalf of SIPI. DLJLBO II is an indirect wholly-owned subsidiary of CS USA Inc.

Each of DLJ Merchant Banking Partners, L.P. (“DLJMB Partners”), a Delaware limited partnership, DLJ Offshore Partners, C.V. (”DLJ Offshore”), a Netherlands Antilles limited partnership, DLJ International Partners, C.V. (“DLJ International”), a Netherlands Antilles limited partnership, DLJ First ESC, L.P. (“First ESC”), a Delaware limited partnership, DLJ ESC II, L.P. (“ESC II”), a Delaware limited partnership, and DLJ Merchant Banking Funding, Inc. (“DLJMB Funding”), a Delaware corporation, makes investments for long-term appreciation. DLJ Merchant Banking, Inc. (“MB Inc”), a Delaware corporation, is (i) managing general partner of DLJMB Partners and (ii) advisory general partner of DLJ Offshore and DLJ International. MB Inc is an indirect wholly-owned subsidiary of CS USA Inc. DLJ LBO Plans Management Corporation (“DLJLBO”), a Delaware corporation, is the general partner of First ESC and ESC II and, as such, is responsible for their day-to-day management. DLJLBO makes all of the investment decisions on behalf of ESC II and First ESC. DLJLBO is an indirect wholly-owned subsidiary of CS USA Inc. DLJ Offshore Management N.V. (“DLJ Offshore Management”), a Netherlands Antilles Corporation, is resident general partner of DLJ Offshore and DLJ International. DLJ Offshore Management is an indirect wholly-owned subsidiary of CS USA Inc.

The address of the principal business and office of each of DLJCC, DLJCA IX, Associates IX, DLJCA VII, Associates VII, DLJGA II, Associates II, Sprout IX, Sprout VII, Sprout CEO, Sprout Entrepreneurs, Sprout Growth, SIPI, DLJMB Partners, DLJ Offshore, DLJ International, First ESC, ESC II, DLJLBO II, MB Inc, DLJLBO, DLJ Offshore Management and DLJMB Funding is Eleven Madison Avenue, New York, New York 10010.

The ultimate parent company of the Bank is CSG. CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking and insurance products. CSG and its consolidated subsidiaries are comprised of the Bank and the Winterthur division (the “Winterthur division”). In addition to the Investment Banking division, the Bank is comprised of the Asset Management division (the “Asset Management division”) and the Private Banking division (the “Private Banking division”). The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. The Winterthur division provides life and non-life insurance and pension products to private and corporate clients worldwide. CSG’s business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division, the Private Banking division and the Winterthur division) may beneficially own securities to which this Form 3 relates (the “Shares”) and such Shares are not reported in this Form 3. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Asset Management division, the Private Banking division and the Winterthur division disclaims beneficial ownership of Shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG, the Asset Management division, the Private Banking division and the Winterthur division.